Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment #2) of our report dated November 12, 2026 with respect to the audited financial statements of Harbour Island Acquisition Corp. I as of September 30, 2026, and for the period from April 8, 2026 (inception) through September 30, 2026.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 12, 2026